UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2005
Date of Report (Date of earliest reported event)

QUICK-MED TECHNOLOGIES, INC.
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(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27545
(Commission File Number)

98-0204736
(IRS Employer Identification No.)

3427 SW 42nd Way, Gainesville, Florida 32608
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(Address of principal executive offices) (Zip Code)

(352) 379-0611
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Registrant's telephone number, including area code

(Not Applicable)
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(Former name or former address, if changed since last report)

ITEM 5.02 - Election of Director

On December 9, 2005, Ms. Cheryl L. Turnbull, was elected as a director of Quick-Med Technologies, Inc. ("we", "our", "us", the “Company” or “Quick-Med” shall refer to Quick-Med Technologies, Inc.), effective as of December 5, 2005 by a written consent ("Written Consent") of the shareholders of Quick-Med holding a majority of the outstanding shares of the Company common stock (“Majority Shareholders”).

In lieu of the Annual Meeting of Stockholders, shareholders of record at the close of business on December 5, 2005 of 72.6% of the outstanding Common Stock have executed the Written Consent with an effective date of January 19, 2006, effecting the following actions: (1) re-electing all current directors of the Company and electing Ms. Turnbull to the Board and (2) ratifying the reappointment of DaszkalBolton, LLP as the Company's independent auditors for fiscal year 2006. No other action has been authorized by the Written Consent.  For her services as a director, the Company intends to grant Ms. Turnbull option and stock compensation in amounts to be determined at a later date.

Under Nevada law and our Articles of Incorporation, the votes represented by the holders executing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other shareholder of the Company. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Ms. Turnbull has more than 20 years of experience encompassing private equity investments, mergers and acquisitions, corporate finance, and strategic advisory services. Ms. Turnbull is a Special Limited Partner at Phronesis Partners LP, a Columbus, Ohio-based hedge fund, since January 2005. From 1996 to 2003, Ms. Turnbull was responsible for the mezzanine investment functions of various units of Banc One Corporation. Prior to that time, Ms. Turnbull was a Managing Director of Aston Limited Partners, LP, a financial restructuring firm between 1992 and 1995. Between 1990 and 1991, Ms. Turnbull was Vice President of Prudential Bache Interfunding, a private equity fund and, from 1987 to 1990, an Associate in the Mergers & Acquisitions department of Prudential Securities. Ms. Turnbull began her career as an Analyst in the Corporate Finance Division at Continental Illinois National Bank & Trust Co. Ms. Turnbull received her Master of Management in Finance and International Business from the J.L. Kellogg Graduate School of Management at Northwestern University and is a graduate of Miami University of Ohio.

Pursuant to the terms of a stockholders agreement dated November 30, 2004, between Phronesis Partners, LP (“Phronesis”), Quick-Med, Michael R. Granito, our Chairman of the Board, and David S. Lerner, our President and director, Phronesis has the right to designate a qualified individual to Quick-Med’s Board of Directors. In addition, Phronesis, Michael R. Granito and David S. Lerner shall vote their respective shares of capital stock of Quick-Med to elect such designee. Currently, their combined total number voting shares constitute a majority of shares of Quick-Med. On December 5, 2005, Phronesis designated Cheryl L. Turnbull, Special Limited Partner at Phronesis Partners LP, to be a director to our Board of Directors. Quick-Med deemed Ms. Turnbull to be a qualified person and the Majority Shareholders elected her as the director of our Board.

On November 30, 2004, we completed an agreement with Phronesis, in which we sold 5,000,000 shares of our common stock to Phronesis for a per share price of $0.20 or an aggregate purchase price of $1,000,000. In connection with this agreement, our Chairman of the Board, Mr. Granito, converted $500,000 of the convertible debt we owed to him into 1,315,790 shares of our restricted common stock at a conversion price applicable to the convertible debt of $0.38 per share.

On December 31, 2004, Phronesis and we agreed to amend the exercise price for the warrant to $0.46 per share. On the same date, Phronesis exercised its warrant to purchase 2,173,913 shares of our common stock at a per share price of $0.46 or an aggregate purchase price of $1,000,000. In connection with the exercise of the warrant, Mr. Granito, our Chairman of the Board, immediately converted $826,087 of his convertible debt owed by us to Mr. Granito into 2,173,913 shares of our restricted common stock (equal to the number of shares acquired by Phronesis) at a conversion price applicable to the convertible debt of $0.38 per share.

There is no family relationship between any of our officers or directors and our proposed officers and director.  There are no orders, judgments,or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.  Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quick-Med Technologies, Inc.

Dated: January 4, 2006

/s/ David Lerner
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David Lerner, President